Exhibit 10.16

PACKET DATA TERMINAL 100 DISTRIBUTOR AGREEMENT

This Agreement made this 27th day of January 2004 (the "Effective Date").

BETWEEN:

EMS TECHNOLOGIES CANADA, LTD., a corporation incorporated under the laws of Canada having its registered office at 1725 Woodward Drive, Ottawa, Ontario, Canada K2C 0P9 ("EMS");

AND:

BULLDOG TECHNOLOGIES INC., a corporation incorporated under the laws of British Columbia, having an office at 128-11180 Coppersmith Place, Richmond, British Columbia M7A 5G8 (the "DISTRIBUTOR").

EMS and DISTRIBUTOR are sometimes collectively referred to herein as the "Parties" or individually as the "Party".

IN CONSIDERATION of these premises and the promises set out below, the parties agree as follows:

1.0 APPOINTMENT

1.0 EMS hereby appoints the DISTRIBUTOR the right to market and sell EMS' products as listed in EMS Technologies Canada, Ltd. Packet Data Terminal 100 DISTRIBUTOR Price List (the "Product(s)") on a non-exclusive basis during the Term, in the MSAT-1 satellite footprint within coverage and product specification boundaries as part of the Distributor's solution and the DISTRIBUTOR accepts such appointment and agrees to promote the sale of the Products in accordance with the terms and conditions herein contained.

2.0 TERM

2.1 This Agreement shall come into effect on the Effective Date and be automatically renewable for one (1) year periods unless sooner terminated by either party in accordance with Clause 9, Termination.

3.0 UNDERTAKINGS OF EMS

3.1 EMS agrees to furnish to the DISTRIBUTOR technical and sales literature, including promotional material and brochures, bulletins and specification data on the Products, together with training material as required.

3.2 EMS will provide the DISTRIBUTOR a 24 hour product support telephone service accessible through a 1-800 number.

3.3 EMS undertakes to promote the DISTRIBUTOR for the sale of EMS' Products.

3.4 EMS agrees to provide sales support to the DISTRIBUTOR and expects to particpate in the negotiations between the DISTRIBUTOR and end DISTRIBUTOR for large orders. EMS' participation will include, but not be limited to, product specifications and lead time for orders.

4.0 UNDERTAKINGS BY DISTRIBUTOR

4.1 By November 1 of each calendar year thereafter, DISTRIBUTOR shall provide EMS with a business plan that should include, but not be limited to, the following:

(i) a forecast of DISTRIBUTOR'S expected overall purchases over the next twelve (12) month period, indicating the total number of Products to be purchased, broken down by part number;

(ii) a delivery schedule for the above-mentioned purchases;

(iii) a forecast of DISTRIBUTOR'S expected projects over the next twelve (12) month period;

(iv) suggestions, if any, as to new applications; and

(v) suggestions, if any, as to ways in which the Products may be improved.

4.2 The DISTRIBUTOR must ensure that EMS Technologies Canada, Ltd. Standard Terms and Condtions for the Sale of Products, attached as Schedule "A", are conveyed to each end user/customer.

4.3 The DISTRIBUTOR must provide first line maintenance & product support to all of the DISTRIBUTOR's end DISTRIBUTORs of the Products.

4.4 The DISTRIBUTOR must ensure their personnel are adequately trained in installation service and support of the Products, using training material to be provided by EMS.

4.5 The DISTRIBUTOR is eligible for one (1) free training session at EMS' facility for training in the operation, installation and first line maintenance of the Products. The DISTRIBUTOR will be responsible for all travel and living costs incurred in connection with the training. Typical training will last no more than 2 days unless otherwise specified and agreed upon by both parties prior to the commencement of travel.

4.6 The DISTRIBUTOR shall make every reasonable effort to promote the sale of the Products through active participation at trade shows and through the distribution of promotional literature to prospective end users/customers.

4.7 The DISTRIBUTOR shall submit for approval all advertising and promotional literature which the DISTRIBUTOR proposes concerning the Products, and neither party shall use the other party's trade-mark(s) or company name(s) for any advertising, promotion, and marketing, nor remove or deface any trade-marks or trade names which appear on the Products, without written consent.

4.8 The DISTRIBUTOR must use at all times its best reasonable endeavors, to promote sales of the Products to all potential purchasers and work diligently to obtain orders for the Products.

4.9 The DISTRIBUTOR must provide EMS with a monthly update report of all projects currently being pursued. The report should include:

(i) status for each project;

(ii) expected timeline to completion;

(iii) size of opportunity; and

(iv) percentage of the likelihood of winning proposal.

4.10 The DISTRIBUTOR must maintain adequate stocks of promotional material at its premises.

4.11 The DISTRIBUTOR must provide reasonable Product installation prices that are competitive with industry rates applicable to the time, location, conditions and urgency of the installation.

4.12 The DISTRIBUTOR is not authorized to assume any other additional warranty obligation or liability in connection with the Products on behalf of EMS other than the Warranty provided in Article 11.0 of this Agreement or Article 5.0 of Schedule A.

4.13 The DISTRIBUTOR must complete Credit Application attached as Schedule B, upon signing Agreement and return to EMS along with executed Agreement. DISTRIBUTOR will be notified with twenty-one (21) days of credit approval.

4.14 The DISTRIBUTOR must ensure that all Products sold are for exclusive activation on the MSV satellite.

4.15 All sales leads generated by EMS and provided to the DISTRIBUTOR are for the exclusive sale of EMS Products. Representation and or substitution of a non EMS Product will result in termination of this Agreement as outlined in Article 9.0.

5.0 ASSIGNMENT

5.1 This Agreement and all rights and obligations hereunder are specific to the DISTRIBUTOR, and the DISTRIBUTOR shall not assign, delegate, transfer, change, its right and/or obligations hereunder, or make over this Agreement or any part thereof.

6.0 PRICING AND CONDITIONS OF SALE

6.1 All Products sold to DISTRIBUTOR by EMS, shall be subject to EMS Technologies Canada, Ltd. Standard Terms and Conditions for the Sale of Products, attached as Schedule A, including EMS' standard warranty, Article 5.0 of those conditions. Such warranty shall survive termination of this Agreement.

6.2 The price for the Products, or Spare Parts, is the price specified in "EMS Technologies Canada, Ltd. Packet Data Terminal 100 DISTRIBUTOR Price List", available separately, in effect on the date that EMS receives the DISTRIBUTOR'S order for the Product unless otherwise specified by EMS on an authorized quotation in effect on the date of order. Prices are subject to change from time to time on no less than thirty (30) days prior written notice to the DISTRIBUTOR and will take effect on the date set out in the notice.

6.3 Prices for all Products are quoted in United States dollars, ex-works (INCO Terms 2000) EMS' factory in Ottawa. Prices do not include sales, value-added or like taxes now or hereinafter levied by any government on the sale of the Products. The DISTRIBUTOR shall pre-pay EMS for all such taxes which EMS is required to collect or pay in connection with the sale.

6.4 On request by the DISTRIBUTOR, EMS shall arrange for export and shipment of a Product (including transit insurance) at the CUSTOMER'S risk and expense, to the destination specified by the DISTRIBUTOR.

6.5 The DISTRIBUTOR is responsible for obtaining all import permits and customs clearances required to ship the Product.

6.6 EMS may refuse to deliver a Product if EMS believes, on reasonable grounds, that the DISTRIBUTOR will be unable or unwilling to pay for the Product on time.

6.7 The DISTRIBUTOR may purchase the Products, or "Spare Part(s)" for resale to an end user by issuing a purchase order to EMS. EMS may, at any time, make changes to the Products which do not affect the form, fit and function of the Products. EMS will advise the DISTRIBUTOR within sixty (60) days of having made a product change.

6.8 Each purchase order shall specify the EMS name and part number, and include the price, quantity, requested delivery date(s) for the Products or Spare Part ordered.

EMS has the right to reject any purchase order at any time prior to acceptance of the order by EMS.

6.9 The DISTRIBUTOR must ensure that delivery schedules are submitted with all purchase orders. EMS shall confirm acceptance of the purchase order, and confirm the delivery date(s) requested within thirty (30) days of scheduled delivery date. Delivery schedules will provide the basis for shipments and may be modified by an increase or decrease of ten (10%) percent of the total number of Products ordered provided that the total number of Products ordered on each order are delivered to the DISTRIBUTOR within twelve (12) months from date of order.

6.10 Unless otherwise specified by EMS to the DISTRIBUTOR at time of order, the DISTRIBUTOR will have thirty (30) days to pay EMS after delivery upon approved credit. For DISTRIBUTORS outside Canada or the United States payment shall be made by means of a confirmed irrevocable letter of credit in favour of EMS issued by a bank acceptable to EMS opened by the DISTRIBUTOR, at the DISTRIBUTOR'S expense, within ten (10) days after the date of order and, in any event, before delivery.

6.11 The DISTRIBUTOR shall pay interest on overdue accounts at the rate of two (2) per cent per month (twenty-four (24) per cent per year).

6.12 Upon receipt by DISTRIBUTOR of EMS' acceptance of the purchase order the DISTRIBUTOR must pay to EMS ten (10) percent of the total value of the purchase order as a downpayment. The downpayment will be applied towards the final invoice for said purchase order. No Products will be shipped before downpayment has been received by EMS.

6.13 EMS will issue an invoice to the DISTRIBUTOR upon shipment of the Product.

6.14 All purchase orders, except for the purchase order issued under Clause 4.1, are subject to the following cancellation policy:

Number of days prior to scheduled delivery date	Policy
120 or greater	no penalty
61 to 119	Distributor must pay EMS for all work-in-process
60 or less	non cancelable

7.0 SETTLEMENT OF DISPUTES

7.1 If during the continuance of this Agreement, any disagreement arises between the parties as to the interpretation or construction of this Agreement or any of its terms or any other matter related to the operation of this Agreement then either Party shall give written notice to the other Party of its objections and the reasons therefore.

EMS' Director of Sales and Marketing - Land Mobile Products shall consult with DISTRIBUTOR's President in an effort to reach a mutually satisfactory agreement.

7.2 In the event that agreement cannot be reached within fifteen (15) days of the giving of notice, the positions of the Parties shall be forwarded to EMS' Vice President and General Manager Satcom Division and to DISTRIBUTOR's Chief Executive Officer for resolution of the objections. If a mutually satisfactory agreement cannot be reached by EMS' Vice President and General Manager Satcom Division and the DISTRIBUTOR's Chief Executive Officer within fifteen (15) days of the dispute being referred to them, either party may invoke the Arbitration provisions of Article 8.0.

8.0 ARBITRATION

8.1 If during the term of this Agreement any dispute arises between the parties hereto which cannot be resolved in the manner set out in Article 7.0, such dispute shall be referred to arbitration by three persons, one to be appointed by each of EMS and DISTRIBUTOR and the third by the two so appointed. If a party fails to appoint its arbitrator within 10 days after the other party has appointed its arbitrator and has notified the first party in writing of such appointment and of the matter in dispute to be dealt with, then the matter shall be decided solely by the arbitrator then appointed. If any arbitrator refuses to act or is incapable of acting, a substitute for him shall be appointed in the manner hereinbefore provided. The award and determination of such arbitrator (in the case of a single arbitrator) or arbitrators, or any two of such three arbitrators, shall be binding upon the parties and upon their respective heirs, executors, administrators and assigns. The costs of arbitration shall be apportioned as the arbitrators may decide. Arbitration shall be subject to the Arbitrations Act, S.O. 1991, Ch. 17, as amended. The Arbitration shall be conducted in Ottawa or any other city mutually agreed upon between the parties and in the English language.

9.0 TERMINATION

9.1 Either party shall have the right at any time to terminate this Agreement by giving sixty (60) days notice in writing to the other. Within thirty (30) days of the effective date of termination, DISTRIBUTOR will return to EMS all materials furnished by EMS to support the Product.

9.2 Either party may terminate this Agreement immediately on written notice to the other, if the other party becomes bankrupt or insolvent; ceases to carry on business; appoints a receiver or receiver-manager; or makes an assignment for the benefit of creditors.

9.3 Either party may terminate this Agreement on written notice to the other for breach by the other party if the other party fails to cure the breach within thirty (30) days after receiving notice of the breach from the party aggrieved.

9.4 The party terminating this Agreement as permitted herein will have no liability to the other party as a result of a termination except for payment of any monies owing for Products ordered prior to the effective date of termination. Termination of this Agreement by EMS shall not affect EMS' obligation to deliver Products ordered prior to the effective date of the termination unless EMS believes on reasonable grounds that the DISTRIBUTOR will be unable or unwilling to pay for the Products when due. Termination of this Agreement by the DISTRIBUTOR shall not affect the DISTRIBUTOR's obligations regarding purchase orders as per Article 4.0 and 6.0.

9.5 EMS may terminate this agreement if the DISTRIBUTOR knowingly submits any false or fraudulent claims for reimbursement, refund, credit or other payment by EMS.

9.6 EMS may terminate this agreement if the DISTRIBUTOR fails to pay any amount due to EMS under this Agreement and such failure to pay continues for a period of thirty (30) days or more after notification to DISTRIBUTOR by EMS of such non-payment and of EMS's intention to terminate this Agreement for such cause.

9.7 Upon termination of this Agreement for any reason, DISTRIBUTOR shall remove and discontinue the use of all signs, trade-marks, designs, stationery, advertising and other material that would make it appear to the public that the DISTRIBUTOR is an authorized DISTRIBUTOR of EMS or EMS' Products and return to EMS all advertising and other promotional literature received from EMS.

9.8 Upon termination by EMS for default pursuant to Article 9.0 , EMS shall be entitled to retain (and shall be deemed to have earned) any portion of downpayments as at the date of termination, together with all interest accrued thereon.

10.0 RELATIONSHIP BETWEEN THE PARTIES

10.1 The DISTRIBUTOR shall not hold itself out as the agent or legal representative of EMS for any purpose, nor create or imply any obligation or responsibility, on behalf of, or in the name of, EMS. Nothing in this Agreement is intended to grant or transfer to the DISTRIBUTOR any intellectual property right to or in the information disclosed by EMS. Further, the DISTRIBUTOR shall indemnify EMS against and hold EMS harmless from all obligations and liability to any third party and all claims by any third party and all losses, costs, damages and expenses including reasonable legal fees incurred in connection with any such obligation, liability or claim arising in any way out of or in connection with any act or failure to act of the DISTRIBUTOR.

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11.0 WARRANTY

11.1 EMS warrants that its Products will be free from defects in workmanship and material during the applicable "Warranty Period".

11.2 EMS' warranty is offered on a Return to Factory basis. EMS shall promptly repair, or at its option, replace each Product which fails to function during the Warranty Period due to a defect in workmanship or materials and redeliver the Product to the DISTRIBUTOR ex-works EMS' factory in Ottawa provided that: (a) the DISTRIBUTOR promptly notifies EMS of the failure in writing no later than one week after the expiration of the Warranty Period; and (b) on request by EMS, the DISTRIBUTOR returns the defective Product to EMS in accordance with EMS' return materials authorization procedures at the DISTRIBUTOR's risk and expense. Cost incurred for the de-installation of the Product, including travel and living costs, fault isolation, inbound shipment, and Product re-installation are not covered by this warranty.

11.3 EMS will have no liability to repair or replace a Product if: (a) the Product is not properly installed or maintained; (b) the Product is operated under abnormal operating conditions; (c) the Product is improperly used or used for purposes for which it is not intended; or (d) the EMS identity code(s) on the Product has been altered, defaced or removed.

11.4 The Warranty Period will be the lesser of one (1) year from the date of installation or eighteen (18) months from the date of shipment, whichever comes first. The Warranty Period for a repaired or replaced Product is three months, and will expire on either the expiration of three months or the expiration of the original warranty for the Product, whichever is the later.

11.5 If the reported failure to function is not due to a defect in the Product and no fault is found, then the DISTRIBUTOR shall pay EMS a three (3) hour handling and evaluation charge at EMS' standard charges for such services then in effect.

11.6 Deliverable prototypes and engineering models are provided "as is" without warranty.

11.7 EMS disclaims all other warranties implied by law, usage of trade or otherwise in respect of the Products, and the use or operation thereof, including but not limited to any implied warranties or conditions of merchantability or fitness for purpose. The remedies of the DISTRIBUTOR set out above are in lieu of, not in addition to, any other remedy available at law or in equity in respect of the Products or the use or operation thereof.

12.0 INTELLECTUAL AND INDUSTRIAL PROPERTY MATTERS

12.1 EMS shall, at EMS' expense except as otherwise provided below, defend or settle, at its option, any claim made or any suit or proceeding brought against the DISTRIBUTOR based upon an allegation that any EMS Product furnished hereunder infringes a patent, trade-mark, copyright, industrial design or chip protection right if notified promptly in writing and if given information, reasonable assistance and sole authority to defend or settle the same. EMS shall pay all direct damages and costs finally awarded therein against the DISTRIBUTOR. The DISTRIBUTOR shall have no authority to settle any action on behalf of EMS, and the DISTRIBUTOR shall incur no cost or expenses for the account of EMS.

12.2 If the Product becomes, or in EMS' opinion, is likely to become, the subject of a claim of infringement, EMS shall have the sole option, at its expense, to procure for the DISTRIBUTOR the right to continue using the Product, replace the Product with a non-infringing Product, modify the Product so it becomes non-infringing or refund the reasonable value of the Product upon its return.

12.3 EMS shall have no liability for any infringement resulting from: (a) compliance with the DISTRIBUTOR'S designs, specifications or instructions; (b) DISTRIBUTOR modifications not specified in relevant EMS publications; (c) use in a manner not reasonably foreseeable; or (d) use with products not supplied by EMS.

12.4 The remedies of the DISTRIBUTOR set out above are in lieu of, not in addition to, any other remedy available at law or in equity in respect of the Products or the use or operation thereof.

12.5 (a) EMS hereby grants to the DISTRIBUTOR, each successive DISTRIBUTOR in turn as applicable, a non-transferable, non-exclusive license to use the software which forms part of the Product solely on the equipment on which it is first installed.

(b) The DISTRIBUTOR shall not copy the software except for archival or back-up purposes.

(c) The DISTRIBUTOR shall not provide the software to any third party except for the DISTRIBUTOR'S agents or employees to permit the DISTRIBUTOR to use the equipment.

12.6 Except as otherwise expressly set out in these Terms and Conditions, nothing in these Terms and Conditions or in the furnishing of any information, Product or service by EMS to the DISTRIBUTOR is intended to grant or otherwise transfer either expressly or by implication, estoppel, or otherwise, to the DISTRIBUTOR any right, license or interest of any kind to, or in, any information or any intellectual or industrial property right in such information which comes to the attention of the DISTRIBUTOR party in connection with the product, or otherwise, including but not limited to, through the inspection of the product.

12.7 The DISTRIBUTOR shall not take any action inconsistent with EMS' intellectual or industrial property rights in the Products. For greater particularity the DISTRIBUTOR shall not "reverse engineer" the products or any part thereof.

13.0 LIMITATION OF LIABILITY

13.1 EMS' total liability to the DISTRIBUTOR arising out of or in connection with the DISTRIBUTOR'S use of a Product or the results of the service provided by EMS in connection with the Product shall not exceed the total value of the Agreement or $500,000, whichever is the lesser. EMS shall not be liable in any event for any indirect or consequential loss, costs or damages or for any economic loss, including but not limited to loss of revenue or profit incurred by the DISTRIBUTOR as a result of or in connection with the Product. These limitations apply regardless of how EMS' liability arises including but not limited to EMS' negligence or breach of contract even if a fundamental breach or breach of a fundamental term.

13.2 The DISTRIBUTOR acknowledges and agrees that EMS shall not be liable for the activation or continuation of Satellite Telephone Services.

13.3 The DISTRIBUTOR acknowledges and agrees that the airtime Service Provider is not responsible for the Product and is not liable to the DISTRIBUTOR in any manner as a result of or arising from the DISTRIBUTOR'S use of the Product or the installation thereof.

13.4 If applicable, the DISTRIBUTOR further acknowledges and agrees that EMS shall not be liable for any unauthorized deviations to the Certification Package provided by EMS Technologies Canada, Ltd..

13.5 This Product is designed to broadcast on a continuous basis, including times when vehicle power is shut down, unless differently configured by the DISTRIBUTOR. Neither this Product nor the vehicle on which it is mounted may enter blasting zones, nor be brought within 50 feet of electric blasting caps, except when completely powered down according to procedures established by the DISTRIBUTOR. EMS disclaims any and all responsibility for, and DISTRIBUTOR assumes all risk and liability for, any damages caused by failure to comply with the foregoing restrictions. DISTRIBUTOR also assumes all responsibility for power configurations used for this Product and for any procedures established to power down the Product. DISTRIBUTOR agrees to mount appropriate stickers, as supplied or approved by EMS, on the Product and in vehicles on which it is mounted to inform drivers and other users of the restrictions that must be followed for this Product in the configuration used for the particular vehicle installation.

14.0 CONFIDENTIALITY

14.1 "Confidential Information" of a party means any information disclosed by that party (the "Disclosing Party") to the other Party (the "Receiving Party") during the term of this Agreement which:

(a) if disclosed in written, printed, electronic or other tangible medium, whether in the form of text, drawings, charts, graphs, photographs, formulae, or other mode of expression, is marked "confidential" or "proprietary"; or

(b) if disclosed orally, is identified as "confidential" or "proprietary" at the time of disclosure and described in a written notice given to the Receiving Party within thirty (30) days after such disclosure.

14.2 The Receiving Party shall not, without first obtaining the written consent of the Disclosing Party:

(a) disclose any Confidential Information of the Disclosing Party to any person except those of the employees of the Receiving Party or of the Disclosing Party who have a need to know to fulfill its obligation under this Agreement; or

(b) use or copy any of the Confidential Information of the Disclosing Party except as required to permit the Receiving Party to fulfill its obligation under this Agreement.

The Disclosing party may withhold its consent for any reason.

14.3 In complying with its obligations under this Confidentiality Clause, the Receiving Party shall exercise no less care to protect the Confidential Information from unauthorized disclosure, use and copying than the Receiving Party exercises to protect its own information of comparable importance.

14.4 It is a condition of each consent given that before disclosing any Confidential Information, the Receiving Party, acting in that behalf as agent for the Disclosing Party, shall obtain the written agreement of the person to whom the Receiving Party wishes to disclose the Confidential Information to comply with all obligations imposed on the Receiving Party by this Agreement.

14.5 Within thirty (30) days after receiving a written notice from the Disclosign Party, the Receiving Party shall deliver to the Disclosing Party, all media, or parts thereof containing Confidential Information of the Disclosing Party then in Receiving Party's possession or control. Alternatively, at the option of the Disclosing Party, the Receiving Party shall destroy, and certify destruction of, all such media.

14.6 The obligations on the Receiving party set out in this Confidentiality Clause do not apply in respect of information:

(a) after it comes into the public domain other than as a result of the fault or negligence of the Receiving Party or of anyone to whom the Disclosing Party has authorized the Receiving Party to disclose the information;

(b) which prior to disclosure to the Receiving Party under this Agreement, is disclosed to the Receiving Party by a third party who was not, at the time of disclosing the information, under any obligation of confidence in respect of such information;

(c) developed by the Receiving Party without use of, or reference to, the Confidential Information of the Disclosing Party; or

(d) after the Receiving Party is required to disclose it by order of a court or tribunal of competent jurisdiction provided that the Receiving Party has made every reasonable effort to avoid making such disclosure.

14.7 The obligations set out in this Confidentiality Clause shall continue to bind the Receiving Party for five (5) years after the Term expires.

15.0 NOTICES

15.1 All notices shall be sent to EMS to the attention of: Contracts Department, 1725 Woodward Drive, Ottawa, Ontario, K2C 0P9 and, in the case of the other party, the person issuing the order on behalf of the other party .

15.2 A notice addressed as set out above if sent by facsimile or telex is deemed to be given when dispatched; if the notice is sent by courier or post it is deemed to be given only when received .

16.0 COMPENSATION FOR TERMINATION

16.1 Without prejudice to any other rights which may have accrued to either Party hereunder, it is hereby specifically agreed by the parties that in the event of termination, no discount, commission, compensation, damages, or the like shall be payable by the one Party to the other Party as a consequence of such termination.

17.0 FORCE MAJEURE

17.1 EMS shall not be liable for its failure to perform any of its obligations during any period in which performance is delayed by fire, natural catastrophe, war, war-like acts, embargo, civil unrest, labour unrest including strike, or any other cause beyond the reasonable control of EMS including but not limited failure of the Government of Canada to issue an export permit provided that EMS promptly notifies the DISTRIBUTOR of the delay.

17.2 Time for performance will be delayed by one day for every day of such delay.

18.0 GENERAL

18.1 This Agreement sets forth the entire agreement and obligation of each Party and supersedes all prior agreements oral or written. Any changes must be in writing and signed by each of the Parties.

18.2 CUTOMER and EMS shall conduct their business at all times in strict compliance with all applicable laws, regulations and other governmental requirements.

18.3 This agreement shall be governed by the laws of the Province of Ontario.

18.4 The headings in this Agreement shall not be deemed to be part thereof or be taken into consideration in the interpretation or construction of this Agreement.

18.5 Each Party represents and warrants to the other that:

(a) it has the right, power and authority to enter into and perform its obligations under this Agreement; and

(b) it has taken all requisite action to make this Agreement a legal, valid, and binding obligation upon itself in accordance with its terms.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first set forth above.

EMS TECHNOLOGIES CANADA, LTD.	DISTRIBUTOR

Signature: /s/ Nils Helle	Signature: /s/ John Cockburn
Name: Nils Helle	Name: John Cockburn
Title: Director of Programs	Title: President and CEO
Date: 13/02/04	Date: February 10, 2004

SCHEDULE A

EMS TECHNOLOGIES CANADA, LTD. TERMS AND CONDITIONS FOR THE SALE OF PRODUCTS

The following are the terms and conditions under which EMS Technologies Canada, Ltd. ("EMS") sells its products to End Users/Customers.

1.0 PRICE 1.1 The price for a product is the price set out in EMS' price list in effect on the date that EMS receives the End User/Customer's order for the product unless otherwise specified by EMS on an authorized quotation in effect on the date of order. 1.2 Prices do not include sales, value-added or like taxes now or hereinafter levied by any government on the sale of the products. The End User/Customer shall pre-pay EMS for all such taxes which EMS is required to collect or pay in connection with the sale.

2.0 DELIVERY 2.1 EMS shall deliver products ex-works (INCO Terms 2000) EMS' factory in Ottawa unless otherwise specified on an authorized quotation. 2.2 On request by the End User/Customer, EMS shall arrange for export and shipment of a product (including transit insurance) at the End User/Customer's risk and expense, to the destination specified by the End User/Customer. 2.3 The End User/Customer is responsible for obtaining all import permits and customs clearances required to ship the product. 2.4 EMS may refuse to deliver a product if EMS believes, on reasonable grounds, that the End User/Customer will be unable or unwilling to pay for the product on time.

3.0 PAYMENT 3.1 Unless otherwise specified by EMS to the End User/Customer at time of order, the End User/Customer will have thirty (30) days to pay EMS after delivery upon approved credit. 3.2 The End User/Customer shall pay interest on overdue accounts at the rate of two (2) per cent per month (twenty-four (24) per cent per year.)

4.0 ACCEPTANCE 4.1 If the End User/Customer fails to notify EMS within ten (10) days after delivery of the product that the product does not conform to EMS' specifications, the End User/Customer will be deemed to have accepted the product.

5.0 WARRANTY 5.1 EMS warrants that its products will be free from defects in workmanship and material during the applicable "Warranty Period". 5.2 EMS' warranty is offered on a Return to Factory basis. EMS shall promptly repair, or at its option, replace each product which fails to function during the Warranty Period due to a defect in workmanship or materials and redeliver the product to the End User/Customer ex-works EMS' factory in Ottawa provided that: (a) the End User/Customer promptly notifies EMS of the failure in writing no later than one week after the expiration of the Warranty Period; and (b) on request by EMS, the End User/Customer returns the defective product to EMS in accordance with EMS' return materials authorization procedures at the End User/Customer's risk and expense. Cost incurred for the de-installation of the equipment, including travel and living costs, fault isolation, inbound shipment, and item re-installation are not covered by this warranty. 5.3 EMS will have no liability to repair or replace a product if: (a) the product is not properly installed or maintained; (b) the product is operated under abnormal operating conditions; (c) the product is improperly used or used for purposes for which it is not intended; or (d) the EMS identity code(s) on the product has been altered, defaced or removed. 5.4 The Warranty Period will be the lesser of one (1) year from the date of installation or eighteen (18) months from the date of shipment, whichever comes first. The Warranty Period for a repaired or replaced Product is three months, and will expire on either the expiration of three months or the expiration of the original warranty for the Product, whichever is the later. 5.5 If the reported failure to function is not due to a defect in the Product and no fault is found, then the End User/Customer shall pay EMS a three (3) hour handling and evaluation charge at EMS' standard charges for such services then in effect. 5.6 Deliverable prototypes and engineering models are provided "as is" without warranty. 5.7 EMS disclaims all other warranties implied by law, usage of trade or otherwise in respect of the products, and the use or operation thereof, including but not limited to any implied warranties or conditions of merchantability or fitness for purpose. The remedies of the End User/Customer set out above are in lieu of, not in addition to, any other remedy available at law or in equity in respect of the products or the use or operation thereof.

6.0 INTELLECTUAL AND INDUSTRIAL PROPERTY MATTERS 6.1 EMS shall, at EMS' expense except as otherwise provided below, defend or settle, at its option, any claim made or any suit or proceeding brought against the End User/Customer based upon an allegation that any EMS product furnished hereunder infringes a patent, trade-mark, copyright, industrial design or chip protection right if notified promptly in writing and if given information, reasonable assistance and sole authority to defend or settle the same. EMS shall pay all direct damages and costs finally awarded therein against the End User/Customer. The End User/Customer shall have no authority to settle any action on behalf of EMS, and the End User/Customer shall incur no cost or expenses for the account of EMS. 6.2 If the product becomes, or in EMS' opinion, is likely to become, the subject of a claim of infringement, EMS shall have the sole option, at its expense, to procure for the End User/Customer the right to continue using the product, replace the product with a non-infringing product, modify the product so it becomes non-infringing or refund the reasonable value of the product upon its return. 6.3 EMS shall have no liability for any infringement resulting from: (a) compliance with the End User/Customer's designs, specifications or instructions; (b) End User/Customer modifications not specified in relevant EMS publications; (c) use in a manner not reasonably foreseeable; or (d) use with products not supplied by EMS. 6.4 The remedies of the End User/Customer set out above are in lieu of, not in addition to, any other remedy available at law or in equity in respect of the products or the use or operation thereof. 6.5 (a) EMS hereby grants to the End User/Customer, each successive End User/Customer in turn as applicable, a non-transferable, non-exclusive license to use the software which forms part of the product solely on the equipment on which it is first installed. (b) The End User/Customer shall not copy the software except for archival or back-up purposes. (c) The End User/Customer shall not provide the software to any third party except for the End User/Customer's agents or employees to permit the End User/Customer to use the equipment. 6.6 Except as otherwise expressly set out in these Terms and Conditions, nothing in these Terms and Conditions or in the furnishing of any information, product or service by EMS to the End User/Customer is intended to grant or otherwise transfer either expressly or by implication, estoppel, or otherwise, to the End User/Customer any right, license or interest of any kind to, or in, any information or any intellectual or industrial property right in such information which comes to the attention of the End User/Customer party in connection with the product, or otherwise, including but not limited to, through the inspection of the product. 6.6 The End User/Customer shall not take any action inconsistent with EMS' intellectual or industrial property rights in the products. For greater particularity the End User/Customer shall not "reverse engineer" the products or any part thereof.

7.0 LIMITATION OF LIABILITY 7.1 EMS' total liability to the End User/Customer arising out of or in connection with the End User/Customer's use of a product or the results of the service provided by EMS in connection with the product shall not exceed the total amount paid by the End User/Customer to EMS for the product. EMS shall not be liable in any event for any indirect or consequential loss, costs or damages or for any economic loss, including but not limited to loss of revenue or profit incurred by the End User/Customer as a result of or in connection with the product. These limitations apply regardless of how EMS' liability arises including but not limited to EMS' negligence or breach of contract even if a fundamental breach or breach of a fundamental term. 7.2 The End User/Customer acknowledges and agrees that EMS shall not be liable for the activation or continuation of Satellite Telephone Services. 7.3 The End User/Customer acknowledges and agrees that the airtime Service Provider is not responsible for the product and is not liable to the End User/Customer in any manner as a result of or arising from the End User/Customer's use of the product or the installation thereof. 7.4 If applicable, the End User/Customer further acknowledges and agrees that EMS shall not be liable for any unauthorized deviations to the Certification Package provided by EMS Technologies Canada, Ltd.. 7.5 This Product is designed to broadcast on a continuous basis, including times when vehicle power is shut down, unless differently configured by the End User/Customer. Neither this Product nor the vehicle on which it is mounted may enter blasting zones, nor be brought within 50 feet of electric blasting caps, except when completely powered down according to procedures established by End User/Customer. EMS disclaims any and all responsibility for, and End User/Customer assumes all risk and liability for, any damages caused by failure to comply with the foregoing restrictions. End User/Customer also assumes all responsibility for power configurations used for this Product and for any procedures established to power down the Product. End User/Customer agrees to mount appropriate stickers, as supplied or approved by EMS, on the Product and in vehicles on which it is mounted to inform drivers and other users of the restrictions that must be followed for this Product in the configuration used for the particular vehicle installation.

8.0 FORCE MAJEURE 8.1 EMS shall not be liable for its failure to perform any of its obligations during any period in which performance is delayed by fire, natural catastrophe, war, war-like acts, embargo, civil unrest, labour unrest including strike, or any other cause beyond the reasonable control of EMS including but not limited failure of the Government of Canada to issue an export permit provided that EMS promptly notifies the End User/Customer of the delay. 8.2 Time for performance will be delayed by one day for every day of such delay.

9.0 NOTICE 9.1 All notices shall be sent to EMS to the attention of: Contracts Department, 1725 Woodward Drive, Ottawa, Ontario, K2C 0P9 and, in the case of the other party, the person issuing the order on behalf of the other party . 9.2 A notice addressed as set out above if sent by facsimile or telex is deemed to be given when dispatched; if the notice is sent by courier or post it is deemed to be given only when received .

10.0 MISCELLANEOUS 10.1 These Terms and Conditions set forth the entire agreement and obligation of each party in respect of the subject matter. These Terms and Conditions supersede all prior or collateral representations, undertakings and agreements, oral or written, concerning such subject matter including but not limited to any provision set out in the End User/Customer's order. 10.2 No provision of these Terms and Conditions may be changed nor may performance of any obligation hereunder be waived unless such change or waiver is set forth in a written document signed by an authorized representative of each of the parties. 10.3 This Agreement shall enure to the benefit of and be binding on the parties' respective permitted successors and assigns. 10.4 These Terms and Conditions are severable. The invalidity or unenforceability of any provision will not affect the validity or enforceability of any of the other provisions. 10.5 Any contract incorporating these Terms and Conditions will be governed by and interpreted in accordance with the laws of the Province of Ontario. 10.6 The United Nations Convention on Contracts for the International Sale of Goods does not apply to the sale of products by EMS.

SCHEDULE B

EMS TECHNOLOGIES CANADA, LTD.

1725 Woodward Drive, Ottawa, Ontario, Canada, K3C 0P9
Telephone: 613-727-1771 Fax: 613-727-1200

Credit Application

(please complete both pages)

Company Name: _________________________________________________________
Street Address: __________________________________________________________
Billing Address (if different from above): _________________________________________
City/Province or State: ____________________________________________________
Country/Postal or Zip Code: ________________________________________________
Telephone Number: ________________________ Fax Number: ___________________
Corporation: ________ Partnership: ____________ Proprietorship: _________________
Year Established: ___ No. of Employees:____ Prov/State of Incorporation: __________
Type of Business: ________________________________________________________
Contact Name for Inquiries:_________________________________________________
DUNS No. ______________________________________________________________

Officers, Partners, or Principals:

Name	Title

1. _____________________________________________________________________
2. _____________________________________________________________________
3. _____________________________________________________________________

Trade References:
Name	Address	Telephone	Fax

1. _____________________________________________________________________
2. _____________________________________________________________________
3. _____________________________________________________________________

Bank References:
Bank Name	Account No.	Contact Name	Telephone No.

1. _____________________________________________________________________
2. _____________________________________________________________________

Financial Statements Attached? _______ If not, will you provide on request? ______
Sales tax exempt? __________________ Exemption certificate attached? _________

GST Registration No. _______________
Credit Limit Desired ________________

SCHEDULE B

EMS TECHNOLOGIES CANADA, LTD.

1725 Woodward Drive, Ottawa, Ontario, Canada, K3C 0P9
Telephone: 613-727-1771 Fax: 613-727-1200

Credit Application

I understand that the information furnished on this application is for the purpose of obtaining credit from EMS Technologies Canada, Ltd. It is further understood that terms are Net 30, unless otherwise stated on the invoice, and all balances are due and payable at that time. If the account is placed in the hands of an attorney for collection, then the debtor and his guarantors, if any, shall be liable for reasonable attorney's fees and all reasonable costs incurred in the collection of said indebtedness.

Name of Company: _________________________
Authorized Signature: _______________________
Title: ____________________________________
Date: ____________________________________

To whom it may concern:

I authorize the bank(s) and trade references listed on page 1 to release financial information and credit reports to EMS Technologies Canada, Ltd.

Name of Company: _________________________
Authorized Signature: _______________________
Title: ____________________________________
Date: ____________________________________

*Note: Please address responses to: Finance Department